Exhibit 99.1

Mr. David B. Westrate
Compensation Committee Chairman
Citizens Community Federal
2174 EastRidge Center
Eau Claire, WI  54701

September 30, 2011

Mr. Edward H. Schaefer
4540 Meadowbrook Court
Eau Claire, WI  54701

Dear Edward:

We are pleased to offer you an extension of the employment agreement dated July 1, 2010.  All terms of the agreement will stay unchanged with the exception of page 2 “Term.”   The term of the agreement will be extended from December 31, 2012 to December 31, 2013 after the execution of this agreement.

All your efforts on behalf of Citizens Community Federal are much appreciated. We look forward to continued success under your leadership.

Sincerely,

/s/ David B. Westrate

David B. Westrate
Chairman of the Compensation Committee
Citizens Community Bancorp, Inc.

Acceptance:  /s/ Edward H. Schaefer
Edward H. Schaefer, President and CEO
Date: September 30, 2011